SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 29, 2000

AHL Services, Inc.
(Exact name of registrant as specified in its charter)

Georgia	0-22195	58-2277249

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3353 Peachtree Road, NE, Atlanta, Georgia	30326

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(404) 267-2222

This document consists of ___ pages.

Item 2. Acquisition or Disposition of Assets.

      On December 29, 2000, wholly-owned subsidiaries of AHL Services, Inc. (the “Registrant,” “AHL” or “the Company”) sold the stock in the Company’s subsidiaries Argenbright Security, Inc. and The ADI Group Limited, AHL’s U.S. and European aviation and facility services businesses, for $185 million in cash to Securicor, plc., a business services company headquartered in the United Kingdom. The final purchase price is subject to adjustment based on 2001 actual performance of the U.S. aviation and facility services businesses within a range of $175 to $210 million. Net after-tax proceeds from the sale were used to retire debt.

      To facilitate a smooth transition and ensure superior customer service, Frank A. Argenbright, Jr. transferred with the business. As a result, he resigned as Chairman and Co-Chief Executive Officer of AHL effective upon the closing of this transaction on December 29, 2000. Mr. Argenbright will remain a Director of AHL and will serve as Vice-Chairman.

      The AHL Board of Directors has elected Edwin R. Mellett to the position of Chairman and Chief Executive Officer effective upon Mr. Argenbright’s resignation. Mr. Mellett was previously AHL’s Vice-Chairman and Co-Chief Executive Officer.

      Also, effective December 29, 2000, AHL amended its credit facility (the “Credit Facility”) to reduce the aggregate commitments from its lenders, subsequent to the sale of the U.S. and European aviation and facility services businesses, to $201.3 million from $375.0 million. As amended, the Credit Facility will expire on April 15, 2002. At December 29, 2000, after the disposition of the U.S. and European aviation and facility services businesses, AHL had approximately $62.0 million outstanding under the Credit Facility.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

      (b) Pro Forma Financial Information:

      Introduction

Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2000
Unaudited Pro Forma Condensed Consolidated Statements of Operations for the nine months ended September 30, 2000 and for the years ended December 31, 1999, 1998 and 1997

      (c) Exhibits:

2.1	-	Acquisition Agreement, dated as of December 14, 2000 by and among Securicor plc., Securicor Georgia, Inc., AHL Services, Inc., Argenbright Holdings Limited, Argenbright, Inc., Argenbright Security, Inc., The ADI Group Limited and AHL Europe Limited.

2.2	-	The Consent, Waiver and Third Amendment to the Second Amended and Restated Credit Agreement, dated as of December 20, 2000 by and among AHL Services, Inc. and its subsidiaries and First Union National Bank, as administrative agent, and the group of financial institutions listed on the signature pages hereto.

2.3	-	Press release dated December 14, 2000.

2.4	-	Press release dated December 29, 2000.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

      The accompanying unaudited pro forma condensed consolidated balance sheet as of September 30, 2000 gives effect to the sale of the U.S. and European aviation and facility services businesses as if it had occurred on that date. The accompanying unaudited pro forma condensed consolidated statements of operations for the years ended December 31, 1999, 1998 and 1997 and the nine months ended September 30, 2000 give effect to the sale of the U.S. and European aviation and facility services businesses as if it had occurred at the beginning of the respective periods. The pro forma adjustments are based upon available information and certain assumptions that management believes to be reasonable. Final adjustments relating to the transaction may differ from the pro forma adjustments herein as a result of the resolution of matters including determination of the final purchase price based on certain 2001 operating results and purchase price adjustments related to closing date working capital.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
SEPTEMBER 30, 2000
(IN THOUSANDS)

		U.S. and European
		Aviation and Facility
	AHL	Services Businesses	Pro Forma
	Services, Inc.	Sold (Note 1)	Adjustments	Note	Pro Forma

ASSETS Cash and cash equivalents	$9,724	$—	$—		$9,724

Accounts receivable	155,415	(78,121)	—		77,294

Reimbursable customer expenses	14,226	—	—		14,226

Work-in-process	7,445	—	—		7,445

Uniforms in service, net	2,710	(2,710)	—		—

Prepaid expenses and other	13,183	(3,760)	—		9,423

Total current assets	202,703	(84,591)	—		118,112

Property and equipment, net	40,344	(11,758)	—		28,586

Intangibles, net	304,391	(20,530)	—		283,861

Other assets	1,679	—	—		1,679

	$549,117	$(116,879)	$—		$432,238

LIABILITIES AND SHAREHOLDERS’ EQUITY Accounts payable	$10,452	$(4,624)	$—		$5,828

Accrued payroll and other current liabilities	66,888	(22,433)	8,000	(2)	52,455

Current portion of self-insurance reserves	1,390	(973)	—		417

Deferred income taxes	1,882	—	—		1,882

Current portion of long-term debt	165	—	—		165

Income taxes payable	2,838	—	33,000	(2)	35,838

Total current liabilities	83,615	(28,030)	41,000		96,585

Long-term debt, less current portion	244,641	—	(144,000)	(2)	100,641

Self-insurance reserves, less current portion	5,560	(3,892)	—		1,668

Deferred income taxes	4,049	—	—		4,049

Other non-current liabilities	661	—	10,000	(2)	10,661

Shareholders’ equity	210,591	(84,957)	93,000	(2)	218,634

	$549,117	$(116,879)	$—		$432,238

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

(1)	Reflects the U.S. and European aviation and facility services businesses assets, liabilities and equity at September 30, 2000. AHL retained all cash, income tax accounts and debt of these businesses.

(2)	Reflects application of the sale proceeds received upon closing of $185.0 million in cash. Based on the 2001 results of the U.S. businesses sold, the final purchase price can range from $175.0 million to $210.0 million. As a result, $10.0 million of the cash purchase price received has been recorded as a liability until the 2001 results are completed. In addition, the final purchase price is subject to adjustment based on closing date working capital. Transaction related expenses are estimated to be $8.0 million. The tax effect of the transaction is estimated to be $33.0 million. The net proceeds of $144.0 million were used to repay long-term debt.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2000
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

		U.S. and European
		Aviation and Facility
	AHL	Services Businesses
	Services, Inc.	Sold (Note 1)	Note	Pro Forma

Revenues	$683,348	$(334,035)		$349,313

Cost of services	474,355	(260,733)		213,622

Gross margin	208,993	(73,302)		135,691

Operating expenses:

Field operating	142,189	(46,512)		95,677

Corporate, general and administrative	14,361	(10,463)		3,898

Special charge-Philadelphia settlement	2,668	(2,668)		—

Depreciation and amortization	16,662	(5,899)		10,763

Operating income	33,113	(7,760)		25,353

Interest expense	13,625	(7,695)	(2)	5,930

Other income, net	(8)	—		(8)

Income before income taxes	19,496	(65)		19,431

Income tax provision	8,182	(27)		8,155

Net income	$11,314	$(38)		$11,276

Earnings per share — diluted Net income per common and common equivalent share	$0.69			$0.68

Weighted average common and common equivalent shares	16,488			16,488

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

(1)	Reflects the operations of the U.S. and European aviation and facility services business segments for the periods indicated. Corporate, general and administrative expenses were allocated based on actual costs incurred by these businesses for direct costs and based on estimated usage for shared cost. The income tax provision was calculated as the AHL effective tax rate for the period multiplied by the income before taxes for the period.

(2)	Represents the reduction of interest expense for the AHL Credit Facility that would have been incurred during the period assuming the net proceeds of $144.0 million were used to pay down borrowings under the Credit Facility.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 1999
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

		U.S. and European
		Aviation and Facility
	AHL	Services Businesses
	Services, Inc.	Sold (Note 1)	Note	Pro Forma

Revenues	$814,488	$(442,041)		$372,447

Cost of services	570,195	(338,127)		232,068

Gross margin	244,293	(103,914)		140,379

Operating expenses:

Field operating	158,315	(63,771)		94,544

Corporate, general and administrative	22,982	(15,882)		7,100

Depreciation and amortization	18,435	(6,657)		11,778

Operating income	44,561	(17,604)		26,957

Interest expense	12,557	(7,797)	(2)	4,760

Other income, net	(385)	—		(385)

Income before income taxes	32,389	(9,807)		22,582

Income tax provision	12,795	(3,874)		8,921

Net income	$19,594	$(5,933)		$13,661

Earnings per share — diluted Net income per common and common equivalent share	$1.11			$0.77

Weighted average common and common equivalent shares:	17,710			17,710

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

(1)	Reflects the operations of the U.S. and European aviation and facility services business segments for the periods indicated. Corporate, general and administrative expenses were allocated based on actual costs incurred by these businesses for direct costs and based on estimated usage for shared cost. The income tax provision was calculated as the AHL effective tax rate for the period multiplied by the income before taxes for the period.

(2)	Represents the reduction of interest expense for the AHL Credit Facility that would have been incurred during the period assuming the net proceeds of $144.0 million were used to pay down borrowings under the Credit Facility.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 1998
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

		U.S. and European
		Aviation and Facility
	AHL	Services Businesses
	Services, Inc.	Sold (Note 1)	Note	Pro Forma

Revenues	$476,357	$(324,108)		$152,249

Cost of services	340,341	(238,250)		102,091

Gross margin	136,016	(85,858)		50,158

Operating expenses:

Field operating	81,396	(50,171)		31,225

Corporate, general and administrative	19,590	(14,053)		5,537

Depreciation and amortization	9,665	(7,465)		2,200

Operating income	25,365	(14,169)		11,196

Interest expense	3,837	(3,837)	(2)	—

Other income, net	(304)	—		(304)

Income before income taxes	21,832	(10,332)		11,500

Income tax provision	8,709	(4,121)		4,588

Net income	$13,123	$(6,211)		$6,912

Earnings per share — diluted
Net income per common and common equivalent share	$0.91			$0.48

Weighted average common and common equivalent shares	14,419			14,419

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

(1)	Reflects the operations of the U.S. and European aviation and facility services business segments for the periods indicated. Corporate, general and administrative expenses were allocated based on actual costs incurred by these businesses for direct costs and based on estimated usage for shared cost. The income tax provision was calculated as the AHL effective tax rate for the period multiplied by the income before taxes for the period.

(2)	Reflects reduction of interest expense for the AHL Credit Facility that would have been incurred during the period assuming the net proceeds of $144.0 million were used to repay the Credit Facility. The net debt outstanding during the year was less than the net proceeds, therefore, pro forma interest expense was reduced to zero. Interest income which would have been realized from the investment of the excess cash has not been reflected in the pro forma statement.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 1997
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

		U.S. and European
		Aviation and Facility
	AHL	Services Businesses
	Services, Inc.	Sold (Note 1)	Note	Pro Forma

Revenues	$276,013	$(268,489)		$7,524

Cost of services	204,512	(197,926)		6,586

Gross margin	71,501	(70,563)		938

Operating expenses:

Field operating	40,722	(40,348)		374

Corporate, general and administrative	14,840	(13,017)		1,823

Depreciation and amortization	5,234	(5,273)		(39)

Operating income	10,705	(11,925)		(1,220)

Interest expense	1,159	(1,159)	(2)	—

Other income, net	(723)	—		(723)

Income before income taxes and extraordinary charges	10,269	(10,766)		(497)

Income tax provision	3,850	(4,037)		(187)

Net income before extraordinary charges	6,419	(6,729)		(310)

Extraordinary charges – loss on early extinguishment of debt, net of tax benefit of $257	(385)	—		(385)

Net income	$6,034	$(6,729)		$(695)

Earnings per share — diluted
Net income per common and common equivalent share	$0.55			$(0.06)

Weighted average common and common equivalent shares	10,960			10,960

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

(1)	Reflects the operations of the U.S. and European aviation and facility services business segments for the periods indicated. Corporate, general and administrative expenses were allocated based on actual costs incurred by these businesses for direct costs and based on estimated usage for shared cost. The income tax provision was calculated as the AHL effective tax rate for the period multiplied by the income before taxes for the period.

(2)	Reflects reduction of interest expense for the AHL Credit Facility that would have been incurred during the period assuming the net proceeds of $144.0 million were used to repay the Credit Facility. The net debt outstanding during the year was less than the net proceeds, therefore, pro forma interest expense was reduced to zero. Interest income which would have been realized from the investment of the excess cash has not been reflected in the pro forma statement.

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AHL SERVICES, INC. (Registrant)

Date: January 12, 2001	By:	/s/ Ronald J. Domanico
Ronald J. Domanico Executive Vice President and Chief Financial Officer (On behalf of the Registrant and as Chief Accounting Officer)